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Exhibit 4.2

    COSTCO WHOLESALE CORPORATION

and

U.S. BANK NATIONAL ASSOCIATION, as Trustee

Senior Debt Securities

Indenture

Dated as of October   , 2001

    INDENTURE, dated as of October   , 2001 (the "Indenture"), between COSTCO WHOLESALE CORPORATION, a corporation duly organized and existing under the laws of the State of Washington (herein called the "Company"), having its principal offices at 999 Lake Drive, Issaquah, Washington 98027, and U.S. BANK NATIONAL ASSOCIATION, as Trustee (herein called the "Trustee").

RECITALS OF THE COMPANY

    The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other obligations for money so borrowed (herein called the "Securities"), to be issued in one or more series as in this Indenture provided.

    All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

    For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

Paragraph A.  INCORPORATION BY REFERENCE

    Articles I through XIV of the Costco Wholesale Corporation. Standard Multiple-Series Indenture Provisions dated as of October   , 2001 (herein called the "Standard Provisions"), a copy of which is attached hereto as Annex "A", are hereby incorporated herein by reference with the same force and effect as though fully set out herein.

    IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested as of the day and year first above written.

COSTCO WHOLESALE CORPORATION

By
Executive Vice President

Attest

Assistant Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By
Title: Authorized Signatory

Attest

Title: Assistant Secretary

STATE OF WASHINGTON	)

) ss

COUNTY OF KING	)

    On the              day of October, 2001, before me personally came                   to me known, who, being by me duly sworn, did depose and say that he is Executive Vice President of COSTCO WHOLESALE CORPORATION, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

Notary Public

    IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested as of the day and year first above written.

COSTCO WHOLESALE CORPORATION

By
Executive Vice President

Attest

Secretary

U.S. BANK NATIONAL ASSOCIATION as Trustee

By
Title: Authorized Signatory

Attest

Title: Assistant Secretary

STATE OF MINNESOTA	)

) ss

COUNTY OF	)

    On the              day of October, 2001, before me personally came                   to me known, who, being by me duly sworn, did depose and say that he/she is                    of U.S. BANK NATIONAL ASSOCIATION, one of the corporations described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like authority.

Notary Public

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  Exhibit 4.2